Exhibit 10.1

CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Confidential Settlement Agreement and Mutual General Release (the “Agreement”) is made as of the 22nd day of July, 2011 (the “Effective Date”) among Roger Staggs (“Staggs”), Barry Durham (“Durham”), TeamStaff, Inc., a New Jersey corporation (“TeamStaff NJ”) and TeamStaff Government Solutions, Inc., a Georgia corporation (“TeamStaff GS”).   TeamStaff NJ and TeamStaff GS are collectively referred to as “TeamStaff.” Staggs and Durham are collectively referred to as the “Sellers.” Staggs, Durham and TeamStaff may sometimes be referred to as the “Parties” throughout this Agreement.

WHEREAS, the Sellers were the founders and sole shareholders of RS Staffing Services, Inc., a Georgia corporation (“RS”) engaged in the government staffing industry; and

WHEREAS, on or about May 26, 2005 the Sellers sold all of the outstanding shares of RS to TeamStaff pursuant to a stock purchase agreement (the “SPA”) in exchange for (i) $3,250,000 in cash, which was paid in full; (ii) a note (the “Note”) issued by TeamStaff NJ in the principal aggregate amount of $3,000,000, which Note provided for the payment of 50% of the principal and interest to each of the Sellers in two tranches, one of which was paid; and (iii) and, after giving effect to the 1:4 reverse split , an aggregate of 301,724 shares of Common Stock of TeamStaff NJ (“TeamStaff Common Stock”) bearing certain time-limited restrictions on sale; and

WHEREAS, after giving effect to the above-referenced 1:4 reverse split that was completed by TeamStaff NJ and sales of TeamStaff Common Stock subsequent to the date of the SPA, Staggs remains the beneficial owner of 100,862 Shares and Durham remains the beneficial owner of 100,862 Shares (the “TeamStaff Shares”); and

WHEREAS, in or about May 2007, an investigation was instituted concerning, among other things, certain of the transactions of RS during the period RS was owned by the Sellers; and

WHEREAS, TeamStaff served a notice of indemnification on the Sellers under the SPA, withheld payment of the second tranche of the Note and refused to allow the Sellers to transfer the TeamStaff Shares; and

WHEREAS, the Sellers objected to the notice of indemnification,  the withholding of payment on the Note and TeamStaff’s refusal to allow transfer of the TeamStaff Shares, and Sellers asserted a cross-demand for indemnification and demands for payment under the Note and release of the TeamStaff Shares free and clear of all restrictions; and

WHEREAS, the parties to this Agreement wish to reach a full and final settlement of all claims among them;

THEREFORE, IT IS STIPULATED AND AGREED among the undersigned as follows:

1.             Recitals.

The recitals set forth above are incorporated herein by reference as part of this Agreement among the Parties.

2.             Settlement.

In full and complete satisfaction of all claims among the Parties, each of the Sellers shall receive through a combination of direct payments by TeamStaff, sales of TeamStaff Shares currently owned by Sellers and other TeamStaff Common Stock to be issued hereunder, and guarantees by TeamStaff of proceeds from sales of such stock by the Sellers, a sum of not less than $575,000.00, said consideration to be delivered in the manner set forth hereinafter, and the Parties agree as follows:

a.             On or before the fifth business day following the Effective Date, TeamStaff shall pay to each of the Sellers the sum of $100,000, cash, delivered by wire transfer of funds in accordance with the wire transfer instructions set forth on Schedule A annexed hereto.

b.             Within ten (10) business days of the Effective Date, each of the Sellers shall deliver to TeamStaff either (i) his original certificates representing his TeamStaff Shares, or (ii) an affidavit attesting that the original certificates for such TeamStaff Shares are lost, together with a bond for indemnification as is usual and customary as required by TeamStaff’s stock transfer agent and registrar.

c.             TeamStaff shall, on the Effective Date, instruct its transfer agent to issue new share certificates to replace the original certificates for each of the Seller’s TeamStaff Shares (the “Replacement Shares”) and the Replacement Share certificates shall be issued without any restrictions or restrictive legends except as follows: THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SETTLEMENT AGREEMENT DATED AS OF JULY 22, 2011, WHICH LIMITS THE RESALE OF THE SECURITIES AS PROVIDED THEREIN.

d.             Within fifteen (15) days of the Effective Date, TeamStaff shall also cause to be issued and delivered to each of the Sellers 150,000 new shares of TeamStaff Common Stock (the “New Shares”).  The New Shares shall be “restricted securities”  within the meaning of Rule 144 promulgated by the Securities and Exchange Commission (“SEC”) and shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SETTLEMENT AGREEMENT DATED JULY 22, 2011, WHICH LIMITS THE RESALE OF THE SECURITIES AS PROVIDED THEREIN. THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

3.             Restrictive Sale Periods for the Shares and the New Shares

a.             During the period commencing on the Effective Date and terminating on the 90th day thereafter (the “Replacement Shares Restricted Period”), no Seller shall sell any Replacement Shares except in accordance with the terms of this Agreement.  During the Replacement Shares Restricted Period, each Seller may sell (including those sales arranged by TeamStaff per the protocols described in Section 4 below) up to 33,000 Replacement Shares in any 30 day period without the consent of TeamStaff.  After the Replacement Shares Restricted Period, Sellers may sell any or all of the Replacement Shares then held by such Seller.

b.             During the period commencing on the six month anniversary of the Effective Date, and terminating on the one year anniversary of the Effective Date (the “New Shares Restricted Period”), each Seller may sell (including those sales arranged by TeamStaff per the protocols described in Section 4 below) up to 25,000 New Shares in any 30 day period without the consent of TeamStaff..  After the New Shares Restricted Period, Sellers may sell any or all of the New Shares then held by them.  TeamStaff shall make and file at the earliest possible date all reports/filings as are required to be filed with the SEC to allow the New Shares to be sold under Rule 144 free of restrictions at the earliest possible date.

c.             The Replacement Shares Restricted Period is applicable only to the Replacement Shares, and the New Shares Restricted Period is applicable only to the New Shares, and such periods may be collectively referred to as the “Restricted Periods.”  Upon the expiration of the Replacement Share Restricted Period, the limitations in this Agreement on sales of the Replacement Shares shall no longer be applicable.  Upon the expiration of the New Share Restricted Period, the limitations in this Agreement on sales of the New Shares shall no longer be applicable.  In each case, if and to the extent that Sellers still retain Replacement Shares and/or New Shares, TeamStaff shall immediately issue to Sellers replacement share certificates for each category of stock free of any restrictions and legends.

d.             TeamStaff represents, covenants and agrees that, as of the Effective Date, and for a period of six (6) months thereafter, TeamStaff has made and will make available “adequate public information” about its business as contemplated by Rule 144(c) of the Securities Act.

4.             Limitation of the Resale of the Shares and the New Shares

a.             TeamStaff shall use its reasonable efforts to assist the Sellers in identifying potential purchasers for the Replacement Shares and the New Shares during each of the applicable Restricted Periods.  During the applicable Exclusive Period (defined below), the Sellers shall first afford TeamStaff the opportunity to identify prospective purchasers for the purchase from the Sellers of the Replacement Shares and the New Shares before selling any of such TeamStaff Common Stock in the public market.

b.             Procedure

i.              During the first ten (10) business days of each calendar month during an applicable Restricted Period, TeamStaff shall have the exclusive right to identify potential purchasers of the Replacement Shares or New Shares (the “Exclusive Period”).  In the event TeamStaff identifies such a potential purchaser within the Exclusive Period, TeamStaff shall notify the Sellers in writing during the Exclusive Period of the identification of any such potential purchasers , and furnish contact information for the proposed buyer or buyer’s representative.  The Sellers shall then have three (3) business days to negotiate a sale as arranged by TeamStaff, or such other time as the Sellers and the proposed purchaser may otherwise agree.   TeamStaff is not authorized to make any representations to a buyer or proposed buyer on behalf of any Seller, except that the Replacement Shares and New Shares are available for purchase.  No commission or other compensation shall be payable by any Seller to TeamStaff (or its agents, brokers, or representatives) on account of a sale; however, it is understood Sellers are responsible for their own brokerage commissions, if any.  Any sale to a buyer identified by TeamStaff shall be made pursuant to a representation letter substantially in the form attached hereto as Appendix A hereto, and shall be settled within three (3)  days with payment to Sellers via certified check or wire transfer in accordance with instructions furnished by the respective Seller to the prospective buyer.

ii.            Before and after the expiration of the applicable Exclusive Period, the Sellers may sell up to the maximum amount of unsold Replacement Shares or New Shares as may be sold in such Restricted Period, less any shares actually sold during the Exclusive Period.

iii.           TeamStaff may continue to identify potential purchasers for the purchase of Replacement Shares or New Shares after the expiration of the applicable Exclusive Period.  The Sellers will likewise have three (3) business days to accept or reject any proposed sale or such other time as the Sellers and the proposed purchaser may agree.  TeamStaff is not authorized to make any representations to a buyer or proposed buyer on behalf of any Seller, except that his Replacement Shares and New Shares are available for purchase.  No commission or other compensation shall be payable by any Seller to TeamStaff (or its agents, brokers, or representatives) on account of a sale.   Any sale arranged by or to a buyer identified by TeamStaff shall be made pursuant to a representation letter substantially in the form attached hereto as Appendix A.

iv.            Fifty percent of any proposed sales of Replacement Shares or New Shares to a potential purchaser identified by TeamStaff shall be made available to each the Sellers.  In the event one of the Sellers rejects a proposed sale, the other Seller shall have the right, in his discretion, to sell such additional Replacement Shares or New Shares as would otherwise be sellable in accordance herewith by the rejecting Seller.

5.             Minimum Guarantee

a.             TeamStaff hereby guarantees to each Seller (the “Replacement Share Minimum Guarantee”) that the net proceeds from his sale of Replacement Shares consummated before the expiration of the Replacement Share Restricted Period will be not less than $100,000 for each of the Sellers, except as provided in Section 5(b) below, and TeamStaff shall pay the shortfall between the net proceeds of any actual sales and $100,000 to each Seller.  TeamStaff further guarantees to each Seller (the “New Share Minimum Guarantee”) that the net proceeds from his sales of the New Shares,  consummated before the expiration of the New Shares Restricted Period will be at least $375,000 for each of the Sellers, except as provided in Section 5(b) below.  (The Replacement Share Minimum Guarantee and the New Share Minimum Guarantee shall be collectively referred to as the “Minimum Guarantees.”)

b.             In the event a Seller rejects a proposed sale to a buyer identified by TeamStaff pursuant to the protocol described in Section 4(b)(i), then, in such event, the amount of the Replacement Share Minimum Guarantee or the New Share Minimum Guarantee, as the case may be, shall be reduced by the projected net proceeds of such sale as if such sale had occurred on the terms proposed by the buyer located by TeamStaff.

c              Anything to the contrary notwithstanding, the applicable Minimum Guarantee amount shall be paid by TeamStaff to each Seller within 10 days of the termination of the applicable Restricted Period.  At the time of payment of the Minimum Guarantee, the Sellers shall deliver to TeamStaff certificates representing the unsold Replacement Shares or New Shares, as the case may be, except for Replacement Shares or New Shares that were retained by the Sellers upon their rejection of a sale arranged by TeamStaff.  In the event that a sale arranged by TeamStaff is not scheduled to close until after the applicable Restricted Period, shall nevertheless pay the applicable Minimum Guarantee and Seller’s shall assign their stock that is the subject of such transaction to TeamStaff.

5.             Note as Security.

a.             Except as modified by this Agreement, the Note remains intact and is hereby ratified by TeamStaff; however, payments under the Note are suspended until such time as the Note is satisfied as provided hereinafter or the payments required to be made by TeamStaff hereunder are not made timely, time being of the essence of this Agreement.  Upon the payment of the funds described in Section 2(a), the outstanding principal amount of the Note shall be reduced automatically to $950,000 .

b.             Upon receipt by the Sellers of any additional payments by TeamStaff, receipt by the Sellers of proceeds through the sale of the Replacement Shares and the New Shares, the outstanding principal of the Note shall be further reduced on a dollar for dollar basis. Upon payment of the sums in Section 2(a) and all of the Minimum Guarantee amounts, the Note (and all interest thereon) shall be deemed satisfied irrespective of the total amount owed thereunder, and the original Notes shall be delivered to TeamStaff by each of the Sellers.   TeamStaff hereby waives and relinquishes all defenses to the Note; except as provided by this Agreement.

c.             The payment of all sums under this Agreement, including the Minimum Guarantees, shall be secured by the Note, and the security currently securing the Note.  In the event TeamStaff shall default in payment under this Agreement, and such default continues for a period of ten (10) days after written notice to TeamStaff by the Sellers, the Sellers shall be entitled to all of the rights of enforcement existing under the Note except as provided by this Agreement

6.             Release of TeamStaff

Upon execution of this Agreement, and in return for valuable consideration, the receipt of which is hereby acknowledged, Sellers, on behalf of themselves, and for all persons who may claim by, through, or under them, their present and former representatives, agents, attorneys, predecessors, successors, insurers, partners, administrators, heirs, executors and assigns (hereinafter referred to as the “Sellers Parties”), release and forever discharge TeamStaff, and all of their predecessors, subsidiaries, affiliates, parent corporations, and all of their respective, present or past officers, agents, employees, shareholders,  directors, attorneys, insurers, sureties, successors and assigns, as well as any employee or former employee thereof (individually and collectively hereinafter referred to as the “TeamStaff Parties”), from any and all rights, claims and causes of action, suits, liabilities, obligations, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands, in law or equity, known or unknown, which, against the TeamStaff Parties, the Sellers Parties have, had or may have from the beginning of time through the Effective Date of this Agreement, of any nature whatsoever, including, but not limited to, claims related to any facts, events or circumstances arising or existing on or before the Effective Date, claims arising under all state and local statutes, laws and ordinances prohibiting, without limitation, breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, defamation or fraud and any alleged entitlement to costs fees, or expenses, including attorneys’ fees; provided however, that the foregoing release shall exclude any claims for breach of obligations under this Agreement and obligation under the Note (as may be modified by this Agreement).

7.             Release of Sellers.

Upon execution of this Agreement, and in return for valuable consideration, the receipt of which is hereby acknowledged, the TeamStaff Parties release and forever discharge the Sellers Parties, from any and all rights, claims and causes of action, suits, liabilities, obligations, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands, in law or equity, known or unknown, which, against the Sellers Parties, the TeamStaff Parties have, had or may have from the beginning of time through the Effective Date of this Agreement, of any nature whatsoever, including, but not limited to, claims related to any facts, events or circumstances arising or existing on or before the Effective Date, claims arising under all state and local statutes, laws and ordinances prohibiting, without limitation, breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, defamation or fraud and any alleged entitlement to costs fees, or expenses, including attorneys’ fees; provided however, that the foregoing release shall exclude any claims for breach of obligations under this Agreement.

8.             Covenant Not to Sue

Except to enforce any obligation or right set forth in this Agreement and the Note (if not satisfied as provided hereunder) or the attachments hereto, each of the Parties covenants and agrees that he/it will not hereafter commence, maintain or prosecute any action or proceeding at law or otherwise, assert any right of any nature, or assert any claim against for damages or loss of any kind or amount or for any other legal or equitable relief that he/it may have or claim to have at this time or at any time heretofore against the other Party relating to the claims released by the Parties herein.

9.             No Assignment of Claims; No Actions Pending.

The Parties, and each of them, represent and warrant that they are the sole and lawful owners of all rights, titles and interest in and to every claim and other matters which they release or confer herein, and that no other person, individual, or entity has received any assignment or other right of substitution or subrogation to any matters relating to or arising out of the Note, the SPA and any transaction related thereto.  Each Party represents, warrants, and agrees that no legal proceeding or other action, including an arbitration proceeding, has been filed in any forum arising out of, from, or in connection with any disputes or claims arising out of or related to the claims released in this Agreement.

10.          Confidentiality.

The Parties shall not directly or indirectly disclose or make any statement (written or oral) to any person, firm or entity not a party to this Agreement with respect to the matters covered by this Agreement, execution of this document, the settlement, the terms and conditions of the settlement, disclosures and representations made in this document, or anything else in connection with this matter except for any disclosure required to comply with any governmental rule, law, statute, regulatory or reporting requirement (including in response to any inquiry by, or requirement of, Nasdaq or the Securities and Exchange Commission and the rules and regulations promulgated thereby), arbitration or court proceeding, and except for any disclosure to the Parties’ accountants and attorneys for personal tax and business purposes.  Any Party receiving a subpoena or order, which seeks to compel disclosure of this Agreement, shall afford the other Party five (5) days notice to quash or limit such subpoena or order.  In the event of any breach of the confidentiality terms of this Settlement Agreement, the aggrieved party’s remedies shall be limited to injunctive relief only.

11.          No Admission of Liability.

The Parties acknowledge and agree that this Agreement is being executed in order to resolve and forever set at rest all the controversies of whatever nature that may exist between the Parties, and that neither the Agreement or general releases set forth herein nor the underlying settlement constitute or are to be construed as an acknowledgment or admission of any liability whatsoever, any such liability being expressly denied.

12.          Representations and Warranties of Sellers.    Sellers represent and warrant to TeamStaff, each for himself and not the other, as of the date hereof that:

a.             Authorization.    This Agreement constitutes a valid and binding agreement of Sellers enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

b.             Ownership of the Shares.   Each Seller is the record and beneficial owner of the number of TeamStaff Shares indicated above, free and clear of any lien, security interest or other encumbrance (except for restrictions imposed by TeamStaff), and will transfer and deliver to a purchaser and/or TeamStaff, as the case may be, good and valid title to such Shares free and clear of any lien, security interest or other encumbrance (except for restrictions imposed by TeamStaff). Sellers have not granted any option or other right to acquire the TeamStaff Shares, except as provided herein.

c.             Non-Contravention.    The execution and delivery by Sellers of this Agreement, the consummation of the transactions contemplated hereby and thereby, and compliance by Sellers with any of the provisions hereof and thereof will not conflict with, constitute a default under or violate any of the terms, conditions or provisions of (x) any document, agreement or other instrument to which Sellers is a party or by which their property is bound, or (y) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Sellers or their property.

d.             Accredited Investor Status.  Each Seller is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Neither Seller is a registered person under Section 15 of the Exchange Act.  Each Seller has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of acquiring the New Shares, and has so evaluated the merits and risks of such investment.  Each Seller is able to bear the economic risk of this transaction in the New Shares and, at the present time, is able to afford a complete loss of such investment.

e.             Information.   Sellers have reviewed all reports filed by TeamStaff under the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof and has had and continues to have access to such information concerning TeamStaff as it considers necessary to make an informed decision concerning acquiring the New Shares. Sellers acknowledge that it has had the opportunity to ask questions of, and receive answers from, the officers of the TeamStaff concerning the operation and business of the TeamStaff.  Sellers have not sought, and wish not to obtain, any other information from or about TeamStaff other than it has received as of the date hereof.

f.              Restricted Shares. Sellers understand and agree that the New Shares are restricted shares under the Securities Act of 1933, as amended (the “Securities Act”) may not be sold except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state securities laws, and will bear a restrictive legend as required under the Securities Act, in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THESE SECURITIES ARE SUBJECT TO A SETTLEMENT AGREEMENT DATED JULY 22, 2011, WHICH LIMITS THE RESALE OF THE SECURITIES.

g.             Acquisition for own Account. Sellers further acknowledges that they are acquiring the New Shares for their own account and not with a view to or for distributing or reselling the New Shares or any part thereof in violation of any applicable federal or state securities law, has no present intention of distributing any of New Shares in violation of the securities laws and has no direct or indirect arrangement or understandings with any other persons to distribute the New Shares in violation of any applicable securities law (this representation and warranty not limiting the Seller’s right to sell the New Shares or any part thereof in compliance with applicable federal and state securities laws or as otherwise provided in this Agreement.   This warranty and representation is based on TeamStaff’s warranty that all aspects of this Agreement comply with all applicable securities laws.

h.             Limited Trading Market. Sellers understand and acknowledge that there is a limited trading market for the TeamStaff Common Stock and public sales of significant amounts of TeamStaff Common Stock may have have a material adverse effect on the price of the TeamStaff Common Stock.

i.              Non-Affiliate.  Seller is not an “Affiliate “of TeamStaff as that term is defined in Rule 144(a).

13.          Representations and Warranties of TeamStaff.   TeamStaff represents and warrants to Sellers as of the date hereof that: Existence and Power.

a.             Due Incorporation. TeamStaff NJ is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have a material adverse effect on its ability to carry out the transactions contemplated herein.  TeamStaff GS is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have a material adverse effect on its ability to carry out the transactions contemplated herein.

b.             Authorization.    The execution, delivery and performance by TeamStaff of this Agreement and the consummation of the transactions contemplated hereby, including the release of claims herewith, has been duly authorized by all necessary action and this Agreement constitutes a valid and binding agreement of TeamStaff enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

c.             Issuance of the New Shares.    The New Shares have been duly authorized by all necessary corporate action and, when issued in accordance with the terms of this Agreement shall have been validly issued, fully paid and nonassessable. TeamStaff will deliver to Sellers good and valid title to the New Shares free and clear of any lien, security interest or other encumbrance.

d.             Non-Contravention.    The execution and delivery by TeamStaff NJ and TeamStaff GS of this Agreement, the consummation of the transactions contemplated hereby and thereby, and compliance by TeamStaff with any of the provisions hereof and thereof will not conflict with, constitute a default under or violate (x) any of the terms, conditions or provisions of the certificate of organization or by-laws or similar instrument of each them, (y) any of the terms, conditions or provisions of any document, agreement or other instrument to which each of them is a party or by which its property is bound, or (z) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on either TeamStaff NJ or its property or TeamStaff GS or its property.

e.             No Material Non Public Information.  No material non-public information regarding the business of TeamStaff has been provided by TeamStaff to Sellers.  TeamStaff represetns and warrants that this Agreement complies with all applicable securities laws.

14.          No Reliance on Representations.

The Parties acknowledge that in entering into this Agreement they have not relied upon any representations, warranties, promises or conditions made by each of the Parties or each of the Parties’ agents or representatives not specifically set forth in this Agreement. The Parties acknowledge that each of them has freely executed this Agreement after independent investigation, with the advice of independent counsel and without fraud, duress or undue influence, and that each understands its content.  Each Party is aware that it or its attorneys may hereafter discover facts different from or in addition to the facts that it now knows or believes to be true with respect to the subject matter of this Agreement or the other Party hereto, but that it is its intention to fully and finally release each of its respective releasees to the full extent of the releases contained in this Agreement, and to otherwise agree to the other terms and conditions of this Agreement.

15.          Further Assurances.

a.             From time to time after the date hereof, the Parties shall take such other actions and execute and deliver to any other Party such further documents as may be reasonably requested by any other Party in order to assure and confirm unto such Party (a) the rights created hereby or intended now or hereafter so to be created by this Agreement; or (b) the validity of any assignment documents or other documents of conveyance to be delivered at the execution of this Agreement.

b.             TeamStaff shall at all times, in performing under this Agreement, comply with all applicable federal and state securities laws.

c.             TeamStaff represents, covenants and agrees that, as of the Effective Date, and for a period of six (6) months thereafter, TeamStaff has made and will make available “adequate public information” about its business as contemplated by Rule 144(c) of the Securities Act.  During the term of this Agreement, in the event that Sellers are unable to make sales of the Replacement Shares or New Shares pursuant to Rule 144 as a result of TeamStaff’s failure to satisfy the current public information requirements under Rule 144(c), and such failure is not cured within 30 days thereof, then within two (2)-business days of such date, TeamStaff will pay to each Seller-an amount in cash, as liquidated damages and not as a penalty, equal to (a) the dollar value of the Replacement Shares and New Shares remaining unsold at such date (calculated based upon the last sale price-of TeamStaff Common Stock as reported by The Nasdaq Stock Market (or if such shares are not then traded on The Nasdaq Stock Market or on any organized exchange, as such sale may be reported in-the PinkSheets or other recognized quotation. service)), and on each monthly anniversary of such failure (if the failure shall not have been cured by such date) until the failure is cured, TeamStaff shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty,  equal to 2.0% of the dollar value of the Replacement Shares and the New Shares remaining unsold at such date, calculated as described above. The liquidated damages pursuant to this Section 13(b) shall apply on a daily pro-rata basis for any portion of a month prior to date of such cure of the default by TeamStaff. In no event will the liquidated damages paid to a Seller-under this paragraph be greater than 10% of the dollar value of the Replacement Shares and New Shares remaining unsold for each Seller (calculated as described above) which could have been sold pursuant to Rule 144, or preclude any other rights, including the right to sell stock.

16.          Construction.

The language of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against either of the Parties.  For purposes of construction, this Agreement shall be deemed to have been drafted by all the Parties, and no ambiguity shall be resolved against any Party by virtue of his or her participation in the drafting of this agreement.  Section headings have been inserted for convenience of reference only and are not intended to be a part of, or to affect, the meaning or interpretation of this Agreement.  In the event that this Agreement is construed, it shall be construed to effectuate the intention of the parties.

17.          Notices.

All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (i) (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) sent by overnight courier service, and addressed to the intended recipient as set forth below:

If to Roger Staggs:	Roger Staggs

With a copy to:	Bryan B. Lavine, Esq.
Troutman Sanders LLP
Bank of America Plaza
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216

If to Barry Durham:	Mr. E. Barry Durham

With a copy to:	David F. Cooper
Kitchens Kelley Gaynes, PC
11 Piedmont Center, Suite 900,
3495 Piedmont Road, Atlanta, GA 30305

If to TeamStaff :	TeamStaff, Inc.
1 Executive Drive, Suite 130
Somerset, NJ 08873
Attn: Office of the President

With a copy to:	Victor J. DiGioia, Esq.
Becker & Poliakoff, LLP
45 Broadway
New York, NY 10006

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, fax or ordinary mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

18.          Miscellaneous.

Should any term or provision of this Agreement be declared or be determined by any court or administrative agency to be illegal, invalid or unenforceable, in whole or in part, the validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby and said illegal, invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement.  The covenants, agreements, representations and warranties contained in this Agreement shall be continuing and shall survive the execution and delivery of this Agreement. This Agreement and the obligations undertaken herein, shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, assigns, and successors in-interest.  This Agreement set forth the entire agreement between the Parties hereto and supersedes any and all prior agreements or understandings between them. This Agreement may not be changed or modified or terminated unless by written agreement or other written instrument duly executed by all Parties.  Each Party shall bear its own costs, expenses, and attorneys’ fees in connection with the negotiation, preparation, execution and delivery of this Termination Agreement and the transactions contemplated herein.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Such counterparts, when taken together, shall constitute but one Agreement. A fully executed copy, including xerox or facsimile copies, together with any signatures thereon, shall be deemed an original for all purposes.

THE PARTIES HAVE READ THE FOREGOING CONFIDENTIAL SETTLEMENT AGREEMENT AND GENERAL RELEASE, UNDERSTAND THE MEANING OF SAME, AND FREELY, KNOWINGLY AND WITH THE ADVICE OF COUNSEL, AFTER DUE CONSIDERATION, VOLUNTARILY ENTER INTO THIS AGREEMENT.

SIGNATURE PAGE TO CONFIDENTIAL SETTLMENT AGREEMENT AND MUTUAL GENERAL RELEASE ROGER STAGGS, BARRY DURHAM, TEAMSTAFF, INC., TEAMSTAFF GOVERNMENTAL SERVICES, INC.

Roger Staggs

STATE OF GEORGIA)
) SS.:
COUNTY OF	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the county aforesaid and in the state aforesaid to take acknowledgments, personally appeared Mr. Roger Staggs, who is personally known or who has produced sufficient identification and who executed the foregoing instrument and acknowledged before me that he/she had the authority to execute same and did, in fact, execute the same in his own capacity as stated herein.

WITNESS my hand and official seal in the State of Georgia last aforesaid on this      day of July, 2011.

Notary Public
CC#
My Commission Expires:

Barry Durham

STATE OF GEORGIA )
) SS.:
COUNTY OF	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the county aforesaid and in the state aforesaid to take acknowledgments, personally appeared Mr. Barry Durham,  who is personally known or who has produced sufficient identification and who executed the foregoing instrument and acknowledged before me that he/she had the authority to execute same and did, in fact, execute the same in his own capacity as stated herein.

WITNESS my hand and official seal in the State of Georgia last aforesaid on this      day of July, 2011.

Notary Public
CC#
My Commission Expires:

SIGNATURE PAGE TO CONFIDENTIAL SETTLMENT AGREEMENT AND MUTUAL GENERAL RELEASE ROGER STAGGS, BARRY DURHAM, TEAMSTAFF, INC., TEAMSTAFF GOVERNMENT SOLUTIONS, INC.

TeamStaff, Inc.

By:
By: Zachary Parker
Title: President

STATE OF GEORGIA)
)SS:
COUNTY OF )

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the county aforesaid and in the state aforesaid to take acknowledgments, personally appeared Zachary Parker, to me known to be the persons described to me as the President of TeamStaff, Inc. who is personally known or whom have produced sufficient identification and whom executed the foregoing instrument on behalf of TeamStaff, Inc. and acknowledged before me that he/she had the authority to execute same in the name of said entity and did, in fact, execute the same in the capacity as stated herein.

WITNESS my hand and official seal in the State of Georgia last aforesaid on this      day of July, 2011.

Notary Public
CC#
My Commission Expires:

SIGNATURE PAGE TO CONFIDENTIAL SETTLMENT AGREEMENT AND MUTUAL GENERAL RELEASE ROGER STAGGS, BARRY DURHAM, TEAMSTAFF, INC., TEAMSTAFF GOVERNMENT SOLUTIONS, INC.

TeamStaff Government Solutions, Inc.

By:
By: Zachary Parker
Title: President

STATE OF GEORGIA)
)SS:
COUNTY OF )

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the county aforesaid and in the state aforesaid to take acknowledgments, personally appeared Zachary Parker, to me known to be the persons described to me as the President of TeamStaff, Inc. who is personally known or whom have produced sufficient identification and whom executed the foregoing instrument on behalf of TeamStaff Government Solutions, Inc. and acknowledged before me that he/she had the authority to execute same in the name of said entity and did, in fact, execute the same in the capacity as stated herein.

WITNESS my hand and official seal in the State of Georgia last aforesaid on this      day of July, 2011.

Notary Public
CC#
My Commission Expires: